RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                            UNITED CASINO CORPORATION
                 (FORMERLY KNOWN AS BLUE JACKET MINING COMPANY)

                                    Article I

                                      Name
                                      ----

           The name of this corporation is United Casino Corporation.

                                   Article II

                                     Purpose
                                     -------

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes ("NRS").

                                   Article III

                                    Duration
                                    --------

This corporation shall continue perpetually, or until dissolved by operation of law or otherwise.

                                   Article IV

                                  Capital Stock
                                  -------------

The aggregate number of shares of all classes of capital stock that this corporation shall have authority to issue is 70,000,000 shares, 50,000,000 of which shall be of a class designated as common stock (the "Common Stock") with a par value of One Tenth of a Cent ($0.001) per share, and 20,000,000 shares of which shall be of a class designated as preferred stock (the "Preferred Stock") with a par value of One Tenth of a Cent (0.001) per share. The Board of Directors of the Company shall establish the specific rights, preferences, privileges and restrictions of such Preferred Stock, or any series thereof. Cumulative voting shall not prevail in any election by the stockholders of this corporation. No stockholder shall have preemptive rights to acquire the corporations unissued shares and any and all such existing preemptive rights shall be extinguished.

                                    Article V

                                    Directors
                                    ---------

The members of the governing board of this corporation are styled "directors" and the number of persons on such board shall be not les than three (3) nor more than seven (7), to be prescribed by the By-Laws of this corporation. The names and addresses of the persons currently serving as the directors of this corporation are:

               Geoffrey  Williams  10  West  Broadway
                                   Suite  510
                                   Salt  Lake  City,  Utah  84101

               Zachary  Schack     10  West  Broadway
                                   Suite  510
                                   Salt  Lake  City,  Utah  84101

               Jamie  Piburn       10  West  Broadway
                                   Suite  510
                                   Salt  Lake  City,  Utah  84101


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                                   Article VI

                                  Incorporators
                                  -------------


The names and post office addresses of the incorporators of this corporation are as follows:

               Silas  Cordes       10th  and  Main  Streets
                                   Boise,  Idaho

               Leon  Carson        1621  Annett  Street
                                   Boise,  Idaho

               Jack  Murdoch       1102  North  17th  Street
                                   Boise,  Idaho

                                   Article VII

                                Registered Agent
                                ----------------

The name and address in this state of the corporation's agent for services of process is:

                         Ross  P.  Eardley
                         469  Idaho  Street
                         Elko,  Nevada  89801

                                  Article VIII

                             Stockholders' Liability
                             -----------------------

No stockholder shall be liable for the debts of the corporation for any amount greater than their unpaid subscription.


                                   Article IX

                             Liability of Directors
                             ----------------------

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

                                    Article X

                                 Indemnification
                                 ---------------

The corporation shall indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada law.

                                   Article XI

                                     By-Laws
                                     -------

The authority to make and to amend By-Laws for this corporation is hereby expressly vested in the Board of Directors of the corporation, subject to the power of the stockholders to change or repeal such By-Laws at any regular or special meeting of the stockholders called for that purpose.


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